Exhibit 3.305

ROSS MILLER Secretary of State	STATE OF NEVADA	SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
OFFICE OF THE
SECRETARY OF STATE
Certified Copy
March 14, 2011

Job Number:	C20110311-2688
Reference Number:	00003048221-00
Expedite:
Through Date:
The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
C9757-1997-001	Articles of Incorporation	5 Pages/1 Copies
C9757-1997-006	Articles of Merger	6 Pages/1 Copies

Respectfully, ROSS MILLER Secretary of State
Certified By: Christine Rakow
Certificate Number: C20110311-2688
You may verify this certificate
online at http://www.nvsos.gov/
Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA

May 07 1997

No C9757-97 /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE
ARTICLES OF INCORPORATION
OF
PRINCIPAL HOSPITAL COMPANY OF NEVADA, INC.
     FIRST. The name of the corporation is Principal Hospital Company of Nevada, Inc.
     SECOND. The registered office of the corporation in the State of Nevada is located at One East First Street, Reno, Nevada 89501. The name of its resident agent at that address is The Corporation Trust Company of Nevada.
     THIRD. The Corporation shall have authority, acting by its Board of Directors, to issue one thousand (1,000) shares of common stock, one cent ($.01) par value per share (the “Common Stock”), such shares entitled to one (1) vote per share on any matter on which shareholders of the Corporation are entitled to vote and such shares being entitled to participation in dividends and to receive the remaining per assets of the Corporation upon dissolution. The number of authorized shares of any class may be increased or decreased (but not below the number of such shares then outstanding) by the affirmative vote of the holders of a majority of the Common Stock.
     FOURTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation.
     (a) The initial Board of Directors of the Corporation, who shall serve until the first annual meeting of the shareholders of the Corporation and until their successors are elected and qualified, shall consist of three directors, and their names and addresses are Martin S. Rash,109 Westpark Drive, Suite 180, Brentwood, Tennessee 37027, Richard D. Gore, 109 Westpark Drive, Suite 180, Brentwood, Tennessee 37027, and John M.T. Ruthedge, 109 Westpark Drive, Suite 180, Brentwood. Tennessee 37027.
     (b) The Board of Directors of the Corporation shall consist of not less than two (2) nor more than fifteen (15) directors, the exact number to be fixed and determined from time to time by resolution of a majority of the Board of Directors. Any vacancy arising from the early retirement of a director may be filled by the vote of the remaining directors or the shareholders and the term of any such director shall be for the balance of the term of the retiring director.
     FIFTH. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any and all lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada as now or hereinafter in force. The Corporation shall possess and exercise all of the powers and privileges granted by the General Corporation Law of the State of Nevada, by any other law or by this Certificate, together with all such powers and privileges incidental thereon as may be necessary or convenient to the conduct, promotion or attainment of the purposes of the Corporation.

          SIXTH. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duly as a director except for liability: (a) for any breach of the director’s duty of loyalty to the Corporation or its shareholders: (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under the General Corporation Law of Nevada (or the corresponding provision of any successor act or law); and (d) for any transaction from which the director derived an improper personal benefit. If the law of the State of Nevada is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors or officers or expanding such liability, then the liability of directors or officers to the Corporation or its shareholders shall be limited or eliminated to the fullest extent permitted by law of the State of Nevada as so amended from time to time. Any repeal or modification of the provisions of this Article VI, either directly or by the adoption of an inconsistent provision of these Articles, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the General Corporation Law of the State of Nevada limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Article VI which occur subsequent to the effective date of such amendment.
          The Corporation shall indemnify, and upon request shall advance expenses to, in the manner and to the fullest extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to or is threatened to be made a party to, any threatened, pending on completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was as director or officer of the Corporation, or is or was serving as the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (an “indemnitee”). The Corporation may to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving or the request of the Corporation as a director, officer, partner, trustee, employee or agent of another Corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability which may be asserted against such person. To the fullest extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnity any other person for any such expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by law, both as to action in his official capacity and as to action in another capacity while holding such office.
          Notwithstanding the foregoing, the Corporation shall nor indemnify any such indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to secure a judgment in its favor against such indemnitee with respect to any claim, issue or manner as to which the indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication or liability but in view of all the circumstances of the case, such indemnitee is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.
          The rights to indemnification and advancement of expenses set forth in this Article VI are intended to be greater than those which are otherwise provided for in the General Corporation Law of the State of Nevada, are contractual between the Corporation and the person being indemnified, his heirs, executors and administrators, and, with respect to this Article VI are mandatory, notwithstanding a person’s failure to meet the standard of conduct required for permissive indemnification under the General Corporation Law of the State of Nevada, as amended from time to time. The rights to indemnification and advancement of expenses set forth in this Article VI above are nonexclusive of other similar rights which may be granted by law, these Articles, the Bylaws, a resolution of the Board of Directors or shareholders or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.
          Any repeal or modification of the provisions of this Article VI, either directly or by the adoption of an inconsistent provision of these Articles, shall be prospective only and shall nor adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the General Corporation Law of the State of Nevada limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Article VIII which occur subsequent to the effective date of such amendment.
          SEVENTH. The name and address of the incorporator signing the articles of incorporation is Franklin A. Berryman, 511 Union Street, Suite 2100, Nashville, Tennessee 37219.
          EIGHTH. The Board of Directors reserves the right from time to time to amend, alter, change or repeal any provision contained in these Articles in the manner now or hereinafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.
          NINTH. The holders of stock of the Corporation shall have no preemptive or preferential right to subscribe for or purchase any stock or securities of the Corporation.
          TENTH. The period of existence of the Corporation shall be perpetual.
     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation hereby declaring and certifying that the fears herein stated are true, and accordingly have hereinto set my [ILLEGIBLE] my this 29 day of APRIL, 1997.

/s/ Franklin A. Berryman
Franklin A. Berryman, Incorporator

STATE OF TENNESSEE
COUNTY OF DAVIDSON
          On this the 29 day of April, 1997, before me, a Notary Public, personally appeared Franklin A. Berryman, who acknowledged that he executed the above instrument.

/s/ Mary Kim E. Shipp
Notary Public
My Commission Expires July 22, [ILLEGIBLE].

FILED
IN THE OFFICE OF
SECRETARY OF STATE OF THE
STATE OF NEVADA
MAY 07 1997
No. C9757-97
/s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE
CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
BY RESIDENT AGENT
The Corporation Trust Company of Nevada hereby accepts the appointment as Resident Agent of the above corporation.

The Corporation Trust Company of Nevada

By:	/s/ Mary R. Adams
Mary R. Adams
Its:	Assistant Secretary
Date:	May 7, 1997

CERTIFICATE AND
ARTICLES OF MERGER
OF
PALESTINE-PRINCIPAL, INC.
WITH AND INTO
PRINCIPAL HOSPITAL COMPANY OF NEVADA, INC.
     Pursuant to the provisions of Sections 48-21-101 et seq. of the Tennessee Business Corporation Act and Sections 92A.005 et seq. of the Nevada Revised Statutes, each of the undersigned corporations adopts the following Articles of Merger for the purpose of merging into a single corporation:
ARTICLE I
PARTIES TO THE MERGER; SURVIVING CORPORATION
     Pursuant to a Plan of Merger, dated as of December 31, 2001 (the “Merger Agreement”), between Principal Hospital Company of Nevada, Inc., a Nevada corporation (“Principal-Nevada”) and Palestine-Principal, Inc., a Tennessee corporation (“Palestine”), such parties have agreed, among other things, to merge Principal-Nevada and Palestine into a single corporation (the “Merger”).
     (a) Principal-Nevada is a Nevada corporation, incorporated under the laws of the State of Nevada.
     (b) Palestine is a Tennessee corporation, incorporated under the laws of the State of Tennessee.
     (c) The Surviving Corporation upon completion of the Merger (the “Surviving Corporation”) shall be Principal-Nevada.
ARTICLE II
APPROVAL OF THE MERGER
     The terms and conditions of the Merger Agreement were duly advised, authorized, approved, adopted, certified, executed and acknowledged by each of the parties to the Merger in the manner and by the vote required by the Articles of Incorporation of each party and by the laws of the State of Nevada and by the laws of the State of Tennessee, as the case may be.
     (a) The said Plan of Merger was submitted to the sole stockholder of Palestine by its Board of Directors pursuant to the provisions of Chapter 21 of the Tennessee Business Corporation Act.
     (b) The said Plan of Merger was approved by the unanimous written consent of the sole stockholder of Palestine pursuant to the provisions of Chapter 21 of the Tennessee Business Corporation Act.

     (c) The said Plan of Merger was submitted to the sole stockholder of Principal-Nevada by its Board of Directors pursuant to the provisions of Chapter 92A, Nevada Revised Statutes.
     (d) The said Plan of Merger was approved by the unanimous written consent of the sole stockholder of Principal-Nevada pursuant to the provisions of Chapter 92A, Nevada Revised Statutes.
ARTICLE III
PLAN OF MERGER
     (a) On and as of the Effective Date, as defined below, Palestine shall be merged with and into Principal-Nevada, which shall be the Surviving Corporation, and the Surviving Corporation shall continue to be governed by the laws of the State of Nevada.
     (b) The Merger shall become effective on the 31st day of December 31, 2001 (the “Effective Date”).
     (c) The address of Palestine-Principal, Inc. is 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027. The address of Principal Hospital Company of Nevada, Inc. is 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027.
     (d) On and after the Effective Date:
     (i) The corporate existence of Palestine shall cease;
     (ii) The corporate existence of Principal-Nevada, as the Surviving Corporation, shall continue; and
     (iii) The Articles of Incorporation, Bylaws, directors, and officers of Principal-Nevada in effect immediately prior to the Effective Date shall be and become the Articles of Incorporation, Bylaws, directors and officers, respectively, of the Surviving Corporation.
     (e) Each issued share of the non-surviving corporation when the merger takes effect shall be converted into one (1) share of the Surviving Corporation. The issued shares of the Surviving Corporation shall not be converted or exchanged in any manner, but each said share which is issued when the merger takes effect shall continue to represent one issued share of the Surviving Corporation.
     (f) The merger of the non-surviving corporation with and into the Surviving Corporation shall be authorized in the manner prescribed by the laws of the State of Tennessee, and the Plan of Merger herein made and approved shall be submitted to the sole stockholder of the Surviving Corporation for its approval or

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     IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be signed in their respective names and on their respective behalf, this the 1st day of September, 2001.

PRINCIPAL HOSPITAL COMPANY OF NEVADA INC.

By: Name:	/s/ Martin S. Rash Martin S. Rash
Title:	President

PALESTINE-PRINCIPAL, INC.

By: Name:	/s/ Martin S. Rash Martin S. Rash
Title:	President

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PLAN OF MERGER
OF
PALESTINE-PRINCIPAL, INC.
WITH AND INTO
PRINCIPAL HOSPITAL COMPANY OF NEVADA, INC.
     PLAN OF MERGER adopted for Palestine-Principal, Inc., a business corporation organized under the laws of the State of Tennessee, by written consent action of its Board of Directors on September 1, 2001, and adopted for Principal Hospital Company of Nevada, Inc., a business corporation organized under the laws of the State of Nevada, by written consent of its Board of Directors on September 1, 2001. The names of the corporations planning to merge are Palestine-Principal, Inc., a business corporation organized under the laws of the State of Tennessee, and Principal Hospital Company of Nevada, Inc., a business corporation organized under the laws of the State of Nevada. The name of the surviving corporation into which Palestine-Principal, Inc. plans to merge is Principal Hospital Company of Nevada, Inc.
     1. The address of Palestine-Principal, Inc. is 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027, its place of organization is the State of Tennessee, and its governing law is the Tennessee Business Corporation Act. The address of Principal Hospital Company of Nevada, Inc. is 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027, its place of organization is the State of Nevada, and its governing law is the Nevada Revised Statutes.
     2. Palestine-Principal, Inc. and Principal Hospital Company of Nevada, Inc., shall, pursuant to the provisions of the laws of the State of Tennessee Business Corporation Act and the provisions of the State of Nevada Revised Statutes, be merged with and into a single corporation, to wit, Principal Hospital Company of Nevada, Inc., which shall be the Surviving Corporation when the merger becomes effective and which is sometimes hereinafter referred to as the “Surviving Corporation,” and which shall continue to exist as said Surviving Corporation under Principal Hospital Company of Nevada, Inc. pursuant to the provisions of the Nevada Revised Statutes. The separate existence of Palestine-Principal, Inc., which is sometimes hereinafter referred to as the “non-surviving corporation”, shall cease when the merger becomes effective in accordance with the laws of the jurisdiction of its organization.
     3. The Articles of Incorporation of the Surviving Corporation when the merger becomes effective shall be the Articles of Incorporation of said Surviving Corporation and said Articles of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Nevada Revised Statutes.

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     4. The present bylaws of the Surviving Corporation Shall be the bylaws of said Surviving Corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Nevada Revised Statutes.
     5. The directors and officers in office of the Surviving Corporation when the merger becomes effective shall be the members of the first Board of Directors and the first officers of the Surviving Corporation all of whom shall hold their directorships and officers until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the Surviving Corporation.
     6. Each issued share of the non-surviving corporation when the merger takes effect shall be converted into one (1) share of the Surviving Corporation. The issued shares of the Surviving Corporation shall not be converted or exchanged in any manner, but each said share which is issued when the merger takes effect shall continue to represent one issued share of the surviving corporation.
     7. The merger of the non-surviving corporation with and into the Surviving Corporation shall be authorized in the manner prescribed by the laws of the State of Tennessee, and the Plan of Merger herein made and approved shall be submitted to the sole stockholder of the Surviving Corporation for its approval or rejection in the manner prescribed by the provisions of the Nevada Revised Statutes.
     8. In the event that the merger of the non-surviving corporation with and into the Surviving Corporation shall have been duly authorized in compliance with the laws of the jurisdiction of organization of the non-surviving corporation, and in the event that the Plan of Merger shall have been approved by the sole stockholder entitled to vote of the surviving corporation in the manner prescribed by the provisions of the Nevada Revised Statutes, the non-surviving corporation and the Surviving Corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Tennessee and the State of Nevada, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.
     9. The Board of Directors and the proper officers of the non-surviving corporation and of the Surviving Corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

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rejection in the manner prescribed by the provisions of the Nevada Revised Statutes.
     (g) In the event that the merger of the non-surviving corporation with and into the Surviving Corporation shall have been duly authorized in compliance with the laws of the jurisdiction of organization of the non-surviving corporation, and in the event that the Plan of Merger shall have been approved by the sole stockholder entitled to vote of the Surviving Corporation in the manner prescribed by the provisions of the Nevada Revised Statutes, the non-surviving corporation and the Surviving Corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Tennessee and the State of Nevada, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.
     (h) The Board of Directors and the proper officers of the non-surviving corporation and of the Surviving Corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.
     IN WITNESS WHEREOF, the parties hereto have caused these Articles of Merger to be signed in their respective names and on their respective behalf, this the 1st day of September 2001.

PRINCIPAL HOSPITAL COMPANY OF NEVADA, INC.

By: Name: Title:	/s/ Martin S. Rash Martin S. Rash President

By: Name:	/s/ Howard Wall Howard Wall
Title:	Secretary

PALESTINE-PRINCIPAL, INC.

By: Name:	/s/ Martin S. Rash Martin S. Rash
Title:	President

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